Exhibit 16(23)(i) – Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Pre-Effective
Amendment No. 1 to the Registration Statement (Form S-3, No. 333-196392) of Voya Insurance
and Annuity Company and to the use therein of our reports dated (a) March 27, 2014, with respect to the financial statements and schedules of Voya Insurance and Annuity Company included in its Annual Report (Form 10-K), and (b) April 9, 2014, with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia November 21, 2014